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                                                                EXHIBIT 10(l)(i)





               SUMMARY OF EXCESS COVERAGE DIRECTORS AND OFFICERS
           LIABILITY INSURANCE POLICY NO. ZKA9400406 ENTERED INTO BY
                AND BETWEEN LIZ CLAIBORNE, INC. (THE "COMPANY")
                              AND LLOYDS OF LONDON




         For the period August 11, 1994 to August 11, 1995, the Company maintains a $10,000,000.00 directors and officers liability policy with Lloyds of London, for liability claims in excess of the policy limits of policy number 81035379F, which policy has a term of August 11, 1994 to August 11, 1995, and is subject to a retention of $500,000 for each claim under the Company reimbursement section and contains certain exclusions from coverage. The premium for the excess policy is $95,000.